Exhibit 99.1

FOR IMMEDIATE RELEASE

BJ’S RESTAURANTS, INC. APPOINTS BILL HYDE TO ITS BOARD OF DIRECTORS

Huntington Beach, CA – September 10, 2009 – BJ’s Restaurants, Inc. (NASDAQ: BJRI) today announced the appointment of Mr. William L. Hyde, Jr. to the Company’s Board of Directors as an independent director, effective immediately. Mr. Hyde will also serve on the Board’s Compensation Committee. Mr. Hyde’s appointment brings the total number of the Company’s board members to eight.

Mr. Hyde, a 35-year veteran of the national restaurant scene, has managed both private and publicly-held restaurant companies during his career, including past service as Chief Executive Officer of Chart House Restaurants, President of Morton’s Restaurant Group and Chief Executive Officer of Ruth’s Chris Steak House, Inc. After his retirement in 2003, he formed Briarwood West Investments LLC to principally focus on the creation and development of higher-end casual dining concepts. Mr. Hyde has served on various industry and charitable boards including the National Restaurant Association, Goodwill Industries, National Restaurant Association Educational Foundation, American Institute of Wine and Food, American Beverage Institute and Distinguished Restaurants of North America. In 2002, Mr. Hyde was appointed to the United States Department of Commerce’s Travel and Tourism Promotion Advisory Board.

“We are very pleased to welcome Bill Hyde to our board of directors,” said Jerry Deitchle, Chairman and CEO. “Bill is a distinguished restaurant industry executive and operator with significant experience in leading the successful growth of national restaurant concepts. His extensive background and experience will be of considerable value to BJ’s as we continue to execute our national expansion plan.”

BJ’s Restaurants, Inc. currently owns and operates 87 casual dining restaurants under the BJ’s Restaurant & Brewery, BJ’s Restaurant & Brewhouse or BJ’s Pizza & Grill brand names. BJ’s restaurants offer an innovative and broad menu featuring award-winning, signature deep-dish pizza complemented with generously portioned salads, appetizers, sandwiches, soups, pastas, entrées and desserts. Quality, flavor, value, moderate prices and sincere service remain distinct attributes of the BJ’s experience. The Company operates several microbreweries which produce and distribute BJ’s critically acclaimed handcrafted beers throughout the chain. The Company’s restaurants are located in California (45), Texas (15), Arizona (5), Colorado (3), Oregon (2), Nevada (3), Florida (5), Ohio (2), Oklahoma (2), Kentucky (1), Indiana (1), Louisiana (1) and Washington (2). The Company also has a licensing interest in a BJ’s restaurant in Lahaina, Maui. Visit BJ’s Restaurants, Inc. on the Web at http://www.bjsrestaurants.com.

Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities and Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales growth in future periods, those regarding the effect of new sales-building initiatives, as well as those regarding the number of restaurants expected to be opened in future periods and the timing and location of such openings. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of recent credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (ii) our ability to manage an increasing number of new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) minimum wage increases, (vi) food quality and health concerns, (vii) factors that impact California, where 45 of our current 87 restaurants are located, (viii) restaurant and brewery industry competition, (ix) impact of certain brewery business considerations, including without limitation, dependence upon suppliers and related hazards, (x) consumer spending trends in general for casual dining occasions, (xi) potential uninsured losses and liabilities, (xii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our handcrafted beers and energy, (xiii) trademark and servicemark risks, (xiv) government regulations, (xv) licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) limitations on insurance coverage, (xx) legal proceedings, (xxi) other general economic and regulatory conditions and requirements, (xxii) the success of our key sales-building and related operational initiatives and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission. BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400.